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                                                                      Exhibit 21

                      H. J. Heinz Company and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

     Following are the subsidiaries of H. J. Heinz Company (the "Company"), other than those which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, and the state or country in which each subsidiary was incorporated or organized. The accounts of each of the listed subsidiaries are a part of the Company's consolidated financial statements.

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             Subsidiary                                  State or Country
             ----------                                  ----------------
Alimentos Heinz, C. A.                               Venezuela

Crestar Food Products, Inc.                          State of Delaware

Ets. Paul Paulet                                     France

Food Service Products Company                        State of Delaware

Heinz Iberica S.A.                                   Spain

Heinz Italia, S.p.A.                                 Italy

Heinz Japan Ltd.                                     Japan

Heinz-UFE Ltd.                                       People's Republic of China

Heinz Win Chance Ltd.                                Thailand

H. J. Heinz (Botswana Proprietary) Ltd.              Botswana

H. J. Heinz B. V.                                    Netherlands

H. J. Heinz Company Australia Limited                Australia

H. J. Heinz Company of Canada Ltd.                   Canada

H. J. Heinz Company Limited                          United Kingdom

H. J. Heinz Credit Company                           State of Delaware

Olivine Industries (Private) Limited                 Zimbabwe

Ore-Ida Foods, Inc.                                  State of Delaware

Portion Pac, Inc.                                    State of Ohio

Pro Bakers Ltd.                                      State of New York

Pro Pastries Inc.                                    Canada

Seoul-Heinz Ltd.                                     Republic of Korea

Star-Kist Foods, Inc.                                State of California

Wattie's Limited                                     New Zealand

Weight Watchers Food Company                         State of Delaware

Weight Watchers International, Inc.                  Commonwealth of Virginia
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